As filed with the Securities and Exchange Commission on November 13, 2003 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

URS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-1381538
(State of Incorporation)	(I.R.S. Employer Identification No.)

600 Montgomery Street, 25th Floor
San Francisco, CA 94111
(Address of principal executive offices)

Employee Stock Purchase Plan
1999 Equity Incentive Plan
(Full title of the plans)

Kent P. Ainsworth
Executive Vice President and Chief Financial Officer
URS Corporation
600 Montgomery Street, 25th Floor
San Francisco, CA 94111
(415) 774-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Samuel M. Livermore, Esq.
Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111
(415) 693-2000

Title of Securities to be	Amount to be	Offering Price Per	Aggregate
Registered	Registered(1)	Share(2)	Offering Price(2)

Shares of Common Stock reserved for grant under the 1999 Equity Incentive Plan	4,500,000	$22.31	$100,395,000
Shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan	2,400,000	$22.31	$53,544,000
Proposed Maximum Aggregate Offering Price			$153,939,000
Registration Fee			$12,453.67

(1) Amount of securities to be registered computed in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as the Registrant’s Common Stock issuable under the 1999 Equity Incentive Plan and the Employee Stock Purchase Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the 1999 Equity Incentive Plan and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2) The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price are estimated in accordance with Rule 457(c) & (h) promulgated under the Securities Act of 1933 solely for the purpose of calculating the amount of registration fee based on the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on November 11, 2003.

PART I
PROSPECTUS

URS CORPORATION

2,507,175 Shares

Common Stock

The Selling Stockholders:	The selling stockholders identified in this prospectus may sell up to 2,507,175 shares of our common stock acquired or to be acquired by them pursuant to an employee benefit plan. We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

Offering Price:	The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how they may sell their shares in the section titled “Plan of Distribution” on page 15.

Trading Market:	Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol “URS.” On November 12, 2003, the closing sale price of our common stock, as reported on the New York Stock Exchange, was $22.54.

Risks:	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3.

          No underwriter is being utilized in connection with this offering. We will bear the costs of registering the shares to be sold by the selling stockholders under the Securities Act.

          The shares offered or sold under this prospectus have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2003

PART I PROSPECTUS
RISK FACTORS
USE OF PROCEEDS
WHERE YOU CAN GET MORE INFORMATION
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II
Item 3. Incorporation of Documents by Reference
Item 6. Indemnification of Officers and Directors
Item 8. Exhibits and Financial Statement Schedules
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
Exhibit 5.1
Exhibit 23.1
Exhibit 23.2
Exhibit 23.3

URS CORPORATION

Overview of Our Business

We are one of the largest engineering design services firms worldwide and one of the nation’s leading federal government contractors for operations and maintenance services. We execute large and complex engineering projects, and provide a comprehensive range of professional planning and design, systems engineering and technical assistance, program and construction management, and operations and maintenance services. We are a Delaware corporation incorporated in 1957.

We have grown our business through acquisitions and internal initiatives, thus diversifying our client base, service offerings and markets served. We have approximately 25,500 employees within our extensive network of over 280 principal offices and contract-specific job sites across the U.S. and in more than 20 foreign countries. We market our services to federal government agencies, primarily the Departments of Defense and Homeland Security, state and local government agencies, and private industry clients. Our expertise is focused on eight key markets: surface transportation, air transportation, rail transportation, industrial process, facilities and logistics support, water/wastewater treatment, hazardous waste management and military platforms support. Our contracts encompass activities ranging from operating and managing military installations and engineering combat systems to designing highways, bridges, mass transit facilities and security-related improvements. Our principal corporate office is located at 600 Montgomery Street, 25th Floor, San Francisco, California 94111, and our telephone number is (415) 774-2700.

RISK FACTORS

          You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business operations.

          Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

          The documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could materially differ from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and the documents incorporated by reference.

We are experiencing the adverse effects from the current economic downturn. If the current downturn continues, our revenues and profits could decline and our financial condition may deteriorate.

     In response to reduced revenues caused by the current economic downturn, our clients are likely to cut costs and delay, curtail or cancel projects with us. Our state and local government clients may face budget deficits that prohibit them from funding new or existing projects. Our clients may also demand better pricing terms. In addition, the current economic downturn may impact our clients’ ability to pay our bills and our ability to collect cash from them to meet our operating needs. Accordingly, if current economic conditions do not improve, our revenues and profits could decline and our financial condition may deteriorate.

Funding for many of our multi-year government contracts must be appropriated each year. If appropriations are not made in subsequent years of a multiple-year contract, we will not realize all of our potential revenues and profits from that contract.

     We derive a significant amount of our revenues from multi-year government contracts, many of which are appropriated on an annual basis. Legislatures typically appropriate funds for a given program on a year-by-year basis, even though contract performance may take more than one year. As a result, at the beginning of a project, the related contract may be only partially funded, and additional funding is normally committed only as appropriations are made in each subsequent year. These appropriations, and the timing of payment of appropriated amounts, may be influenced by, among other things, the state of the economy, competing political priorities, curtailments in the use of government contracting firms, budget constraints, the timing and amount of tax receipts and the overall level of government expenditures. If legislative appropriations are not made in subsequent years of a multiple-year contract, we will not realize all of our potential revenues and profits from that contract.

As a government contractor, we are subject to a number of procurement rules and regulations and other public sector liabilities, any deemed violation of which could lead to fines or penalties or a loss of business.

     We must comply with and are affected by laws and regulations relating to the formation, administration and performance of government contracts. For example, we must comply with the Federal Acquisition Regulation, the Truth in Negotiations Act, the Cost Accounting Standards, and Department of Defense security regulations, as well as may other rules and regulations. These laws and regulations affect how we do business with our clients and in some instances, impose added costs on our business. A violation of specific laws and regulations could result in the imposition of fines and penalties or the termination of our contracts. Moreover, as a federal government contractor, we must maintain our status as a responsible contractor. Failure to do so could lead to suspension or debarment, making us ineligible for federal government contracts and potentially ineligible for state and local government contracts.

Most of our government contracts are awarded through a regulated competitive bidding process. The inability to complete existing government contracts or win new government contracts over an extended period could harm our operations and adversely affect our future revenues.

     Most of our government contracts are awarded through a regulated competitive bidding process. Some government contracts are awarded to multiple competitors, which increases overall competition and pricing pressure and may require us to make sustained post-award efforts to realize revenues under the government contracts. In addition, government clients can generally terminate or modify their contract at their convenience. Moreover, even if we are qualified to work on a new government contract, we might not be awarded the contract because of existing government policies designed to protect small businesses and underrepresented minority contractors. The inability to complete existing government contracts or win new government contracts over an extended period could harm our operations and adversely affect our future revenues.

A negative government audit could result in an adverse adjustment of our revenues and costs, could impair our reputation and could result in civil and criminal penalties.

     Government agencies, such as the United States Defense Contract Audit Agency, or the DCAA, routinely audit and investigate government contractors. These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. If the agencies determine through these audits or reviews that costs were improperly allocated to specific contracts, they will not reimburse us for these costs, or if we have already been reimbursed, we must refund these costs. Therefore, an audit could result in substantial adjustments to our revenues and costs.

     Moreover, our internal controls may not prevent improper conduct. If the agencies determine that we or a subcontractor engaged in improper conduct, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the government, any of which could materially affect our financial condition. In addition, we could suffer serious harm to our reputation. Our internal controls may not prevent improper conduct.

Unexpected termination of our backlog of orders could harm our operations and adversely affect our future revenues.

     Our contract backlog consists of the amount billable at a particular point in time for future services under signed contracts, including the full term of multi-year government contracts for which funds must be appropriated on an annual basis. We include indefinite delivery/indefinite quantity contracts, which are executed contracts requiring the issuance of task orders, in contract backlog only to the extent the task orders are actually issued and funded. The contracts comprising our backlog estimates may not result in actual revenues in any particular period. These estimates are based on our experience under these contracts and similar contracts and may not be accurate. Unexpected termination of our backlog of orders could harm our operations and adversely affect our future revenues.

If we are unable to accurately estimate the overall risks, revenues or costs on a contract, then we may incur a lower profit or loss on the contract.

     We generally enter into three principal types of contracts with our clients: cost-plus, fixed-price and time-and-materials. Under cost-plus contracts, which are subject to contract ceiling amounts, we are reimbursed for allowable costs and fees, which may be fixed or performance-based. If our costs exceed the contract ceiling or are not allowable under the provisions of the contract or any applicable regulations, we may not be able to obtain reimbursement for all such costs. Under fixed-price contracts, we receive a fixed price irrespective of the actual costs we incur and consequently, we will realize a profit on the fixed-price contract only if we can control our costs and prevent cost over-runs on the contract. Under time-and-materials contracts, we are paid for labor at negotiated hourly billing rates and for other expenses. Profitability on these types of contracts is driven by billable headcount and control of costs over-runs.

     Accounting for a contract requires judgment relative to assessing the contract’s estimated risks, revenues and costs and on making judgments on other technical issues. Due to the size and nature of many of our contracts, the estimation of overall risk, revenues and cost at completion is complicated and subject to many variables. Changes in underlying assumptions, circumstances or estimates may also adversely affect future period financial performance. If we are unable to accurately estimate the overall revenues or costs on a contract, then we may experience a lower profit or a higher loss on the contract.

If we guarantee the performance standards of a project, we could incur additional costs to cover our guarantee obligations.

     In some instances we guarantee that a project, when completed, will achieve specified performance standards. If the project subsequently fails to meet guaranteed performance standards, we may either incur significant additional costs or be held responsible for the costs incurred by the client to achieve the required performance standards. In some cases, where we fail to meet required performance standards, we may also be subject to agreed upon damages, which are fixed in amount by the contract. To the extent that these events occur, the total costs of the project could exceed our estimates and we could experience reduced profits or, in some cases, a loss on that project.

If our partners fail to perform their contractual obligations on a project, we could be exposed to legal liability, loss of reputation and reduced profit or loss on the project.

     We occasionally perform projects jointly with outside partners in order to enter into subcontracts, joint ventures and other contractual arrangements so that we can jointly bid on and execute a particular project. Success on these joint projects depends in large part on whether our partners fulfill their contractual obligations satisfactorily. If any of our partners fails to satisfactorily perform their contractual obligations as a result of financial or other difficulties, we may be required to make additional investments and provide additional services in order to make up for our partner’s shortfall. If we are unable to adequately address our partner’s performance issues, then our client could terminate the joint project, exposing us to legal liability, loss of reputation and reduced profit or loss on the project.

Our substantial indebtedness could adversely affect our financial condition.

     We are a highly leveraged company. As of the close of the third quarter of our 2003 fiscal year, we had approximately $845.1 million of outstanding indebtedness. This level of indebtedness could have a negative impact on us, including the following:

•	it may limit our ability to borrow money or sell stock for working capital, capital expenditures, debt service requirements or other purposes;

•	it may limit our flexibility in planning for, or reacting to, changes in our business;

•	it may place us at a competitive disadvantage if we are more highly leveraged than our competitors;

•	it may restrict us from making strategic acquisitions or exploiting business opportunities;

•	it may make us more vulnerable to a downturn in our business or the economy; and

•	it may require us to dedicate a substantial portion of our cash flows from operations to the repayments of our indebtedness, thereby reducing the availability of cash flows to fund working capital, capital expenditures and other general corporate purposes.

We may not be able to generate or borrow enough cash to service our debt, which could result in bankruptcy or otherwise impair our ability to maintain sufficient liquidity to continue our operations.

     We rely primarily on our ability to generate cash in the future to service our debt. If we do not generate sufficient cash flows to meet our debt service and working capital requirements, we may need to seek additional financing. If we are unable to obtain financing on terms that are acceptable to us, we could be forced to sell our assets or those of our subsidiaries to make up for any shortfall in our payment obligations under unfavorable circumstances.

     Our senior secured credit facility and our obligations under our outstanding notes limit our ability to sell assets and also restrict our use of the proceeds from any such sale. Furthermore, substantial portions of our assets and those of our subsidiaries are, and may continue to be, intangible assets. Therefore, even if forced to do so, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our debt obligations.

     If we default on any of our various debt obligations, our lenders could require immediate repayment of the entire principal amount of that outstanding debt. If our lenders require immediate repayment on the entire principal amount, we will not be able to repay them in full, and our inability to meet our debt obligations could result in bankruptcy or otherwise impair our ability to maintain sufficient liquidity to continue our operations.

Because we are a holding company, we may not be able to service our debt if our subsidiaries do not make sufficient distributions to us.

     We have no direct operations and no significant assets other than the stock of our subsidiaries. Because we conduct our operations through our operating subsidiaries, we depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations. Legal and contractual restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. The earnings from, or other available assets of, these operating subsidiaries may not be sufficient to make distributions to enable us to pay interest on our debt obligations when due or to pay the principal of such debt at maturity.

Restrictive covenants in our senior secured credit facility and the indentures relating to our outstanding notes and our other outstanding indebtedness may restrict our ability to pursue business strategies.

     Our senior secured credit facility and our indentures relating to our outstanding notes and our other outstanding indebtedness restrict our ability to, among other things:

•	incur additional indebtedness;

•	pay dividends and make distributions to our stockholders;

•	repurchase or redeem our stock;

•	repay indebtedness that is junior to our senior secured credit facility or our outstanding indebtedness;

•	make investments and other restricted payments;

•	create liens securing debt or other encumbrances on our assets;

•	enter into sale-leaseback transactions;

•	enter into transactions with our stockholders and affiliates;

•	sell or exchange assets; and

•	acquire the assets of, or merge or consolidate with, other companies.

  In addition, our senior secured credit facility restricts our ability to enter into negative pledge agreements and imposes restrictions on our ability to make capital expenditures. Our senior secured credit facility also requires that we maintain certain financial ratios, which we may not be able to do. The covenants in our various debt instruments may impair our ability to finance future operations or capital needs or to engage in other favorable business activities.

We may incur substantial costs of compliance with, or liabilities under, environmental laws and regulations.

     A substantial portion of our business involves the planning, design and program and construction management of pollution control facilities as well as the assessment and management of remediation activities at hazardous waste sites and military bases. We also contract with U.S. governmental entities to destroy hazardous materials, including chemical agents and weapons stockpiles. Federal laws, including the Resource Conservation and Recovery Act of 1976, as amended, or RCRA, and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, as well as various state and local laws strictly regulate the handling, removal, treatment, transportation and disposal of toxic and hazardous substances and impose liability for environmental contamination caused by such substances. In addition, so-called “toxic tort” litigation has increased markedly in recent years as people injured by hazardous substances seek recovery for personal injuries and/or property damages. Liabilities related to environmental contamination or human exposure to hazardous substances, or a failure to comply with applicable regulations, could result in substantial costs to us, including clean-up costs, fines and civil or criminal sanctions, third party claims for property damage or personal injury or cessation of remediation activities.

Changes in environmental laws, regulations and programs could reduce demand for our environmental services, which could impact our revenues.

     Federal and state laws, regulations, and programs related to pollution and environmental protection generate, either directly or indirectly, much of our environmental business. Accordingly, a relaxation or repeal of these laws and regulations, or changes in governmental policies regarding the funding, implementation or enforcement of these programs, could result in a decline in demand for environmental services that may have a material effect on our revenues.

Our liability for damages due to legal proceedings may be significant. Our insurance may not be adequate to cover this risk.

     Various legal proceedings are pending against us and our subsidiaries alleging, among other things, breaches of contract, failure to comply with environmental laws and regulations or negligence in connection with our performance of professional services. In some actions, parties are seeking damages, including punitive or treble damages that substantially exceed our insurance coverage. Some actions involve allegations that are not insured. If we sustain damages that materially exceed our insurance coverage or that are not insured, there could be a material adverse effect on our liquidity, which could impair our operations.

     Our engineering practices, including general engineering and civil engineering services, involve professional judgments about the nature of soil conditions and other physical conditions, including the extent to which toxic and hazardous materials are present, and about the probable effect of procedures to mitigate problems or otherwise affect those conditions. If the judgments and the recommendations based upon those judgments are incorrect, we may be liable for resulting damages incurred by our clients. These resulting damages could be substantial.

A general decline in U.S. defense spending could harm our operations and adversely affect our future revenues.

     Revenues under contracts with the U.S. Department of Defense and other defense-related entities represented 32% our total revenues for the first nine months of fiscal year 2003. While spending authorization for defense-related programs have increased significantly in recent years due to greater homeland security and foreign military commitments and to a general outsourcing trend, these spending levels may not be sustainable, and future levels of expenditures and authorizations for those programs may decrease, remain constant or shift to programs in areas where we do not currently provide services. A general decline in United States defense spending could harm our operations and adversely affect our future revenues.

Our overall market share will decline if we are unable to compete successfully in our industry.

     We operate in highly fragmented and competitive worldwide market in our service areas. As a result, we compete with many domestic and international engineering and consulting firms. Some of our competitors have achieved substantially more market penetration in certain of the markets in which we compete. In addition, some of our competitors have substantially more financial resources and/or financial flexibility than we do. Furthermore, the engineering and design industry is undergoing consolidation, particularly in the United States. If our competitors consolidate, they will likely increase their market share and gain economies of scale that enhance their ability to compete with us. These competitive forces could have a material adverse effect on our business, financial condition and results of operations by reducing our relative share in the markets we serve.

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Ownership of our common stock is concentrated among a few major stockholders who could act in concert to take actions that favor their own personal interests to the detriment of our interests and those of our other stockholders.

     Ownership of our common stock is concentrated among a few major stockholders. Because of the concentrated ownership of our common stock, our stockholders may be able to influence matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. This concentration of ownership may also have the effect of delaying, deferring or preventing a change in control.

Because we rely heavily on our senior executive staff and other qualified technical professionals, a failure to attract and retain key professional personnel could impair our ability to provide services to our clients and otherwise conduct our business effectively.

     The ability to attract, retain and expand our staff of qualified technical professionals is an important factor in determining our future success. A shortage of professionals qualified in certain technical areas exists from time to time in our industry. The market for these professionals is competitive, and we may not be successful in our efforts to continue to attract and retain such professionals. In addition, we rely heavily upon the experience and ability of our senior executive staff and the loss of a significant number of these individuals could impair our ability to provide technical services to our clients and conduct our business effectively.

Our international operations are subject to a number of risks that could harm our operations and adversely affect our future revenues.

     As a worldwide provider of engineering services, we have operations in over 20 countries and derived approximately 8% and 10%, respectively, of our revenues from international operations for the nine months ended July 31, 2003 and the fiscal year 2002, respectively. International business is subject to a variety of special risks, including:

•	greater risk of uncollectible accounts and longer collection cycles;

•	currency fluctuations;

•	logistical and communications challenges;

•	potential adverse changes in laws and regulatory practices, including export license requirements, trade barriers, tariffs and tax laws;

•	changes in labor conditions;

•	exposure to liability under the Foreign Corrupt Practices Act; and

•	general economic and political conditions in these foreign markets.

     These and other risks associated with international operations could harm our overall operations and adversely affect our future revenues. In addition, services billed through foreign subsidiaries are attributed to the international category of our business, regardless of where the services are performed and conversely, services billed through domestic subsidiaries are attributed to a domestic category of clients, regardless of where the services are performed. As a result, our exposure to international operations may be more or less than the percentage of revenue we attribute to the international category.

Our international operations may require our employees to travel to high security risk countries, which may result in employee injury, repatriation costs or other unforeseen costs.

     As a worldwide provider of engineering services, we dispatch employees to various countries around the world. A country may represent a high security risk because of its political, social or economic upheaval such as war, civil unrest or ongoing acts of terrorism. Senior level employees and other key employees may be deployed to provide services in high security risk countries. As a result, it is possible that our employees may suffer injury or death, repatriation problems or other unforeseen costs and risks in the course of their international projects, which could negatively impact our operations.

If we do not successfully integrate our new accounting and project management systems, our cash flows may be impaired and we may incur further costs to integrate or upgrade our systems.

     We are in the process of designing, testing and installing a new company-wide accounting and project management system. In the event we do not complete the project successfully, we may experience reduced cash flows due to an inability to issue invoices to our customers and collect cash in a timely manner. Our current efforts to integrate EG&G’s operations with our own may further complicate implementation of the new system. If we ultimately decide to reject the new system, we may write off the costs incurred in connection with its implementation., which will impair our profits and negatively impact earnings.

Negotiations with labor unions and possible work actions could divert management attention and disrupt operations, and new collective bargaining agreements or amendments to agreements could increase our labor costs and operating expenses.

     As of the close of the third quarter of our 2003 fiscal year, approximately 8% of our employees were covered by collective bargaining agreements. The outcome of any future negotiations relating to union representation or collective bargaining agreements may not be favorable to us. We may reach agreements in collective bargaining that increase our operating expenses and lower our net income as a result of higher wages or benefits. In addition, negotiations with unions could divert management attention and disrupt operations, which may adversely affect our results of operations. If we are unable to negotiate acceptable collective bargaining agreements, we may have to address the threat of union-initiated work actions, including strikes. Depending on the nature of the threat or the type and duration of any work action, these actions could disrupt our operations and adversely affect our operating results.

Failure to integrate acquired businesses or assets successfully will prevent us from achieving the anticipated cost savings and other benefits on which our decision to consummate any acquisition would have been based.

     We have completed five significant acquisitions since 1995 and we will continue to pursue growth through selective strategic acquisitions of businesses and assets. However, we will only achieve the efficiencies, cost reductions and other benefits, such as diversification of our current portfolio of clients and services, which we would expect to result from these acquisitions if we successfully integrate the administrative, finance, technical and marketing organizations of acquired business and assets, and implement appropriate operations, financial and management systems and controls. We may have insufficient management resources to accomplish integrations, and even if we are able to do so successfully, we may not realize the level of cost savings and other benefits that we expected to achieve.

The integration of acquired operations with our own involves a number of risks, including:

•	the disruption of our business and the diversion of our management’s attention from other business concerns;

•	unanticipated expenses related to integration;

•	the potential failure to realize anticipated revenue opportunities associated with acquisitions;

•	the possible loss of our key professional employees or those of the acquired businesses;

•	the potential failure to replicate our operating efficiencies in the acquired businesses’ operations;

•	our increased complexity and diversity compared to our operations prior to an acquisition;

•	the possible negative reaction of clients to any acquisitions; and

•	unanticipated problems or legal liabilities, including responsibility as a successor-in-interest for undisclosed or contingent liabilities of acquired businesses or assets.

Delaware law and our charter documents and the change of control provisions of our outstanding notes may impede or discourage a takeover, which could cause the market price of our shares to decline.

     We are a Delaware corporation and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. In addition, our board of directors has the power, without stockholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock, which could be used defensively if a takeover is threatened. Our incorporation under Delaware law, the ability of our board of directors to create and issue a new series of preferred stock and certain provisions of our certificate of incorporation and by-laws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock. In addition, if we undergo a change of control, we may be required to repurchase our 11 1/2% notes and our 12 1/4% notes, in each case at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. This feature of certain of our outstanding notes may also discourage a person or a group from attempting to acquire us.

          Future sales of our common stock in the public market could lower our stock price.

          In the future, we or our stockholders may sell additional shares of our common stock in subsequent public offerings. We may also issue additional shares of our common stock to finance future acquisitions. Additionally, a substantial number of shares of our common stock is available for future sale pursuant to stock options that we granted to our employees to purchase shares of our common stock and also pursuant to registration rights agreements with our selling stockholders. We cannot predict the size of any future issuance of our common stock or the effect, dilutive or otherwise, that future sales and issuances of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued upon the exercise of stock options or acquisition financing), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

          The market price of our equity securities may be volatile.

          The market price of our publicly traded equity securities may change significantly in response to various factors and events, many of which are beyond our control, including the following:

•	the other risk factors described in this prospectus supplement;

•	quarterly fluctuations in our financial results, including revenue, profits and other measures of financial performance or financial condition;

•	announcements by us or our competitors of significant acquisitions;

•	changes in securities analysts’ estimates of our financial performance or the performance of our competitors or the financial performance of companies in our industry generally;

•	general conditions in our industry;

•	general conditions in the U.S. and/or world economy; and

•	general conditions in the securities markets.

          In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. These broad market fluctuations may materially adversely affect our stock price, regardless of our operating results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and documents incorporated by reference contain forward-looking statements within the meaning of Section 17A of the Securities Act of 1933 and within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), that are subject to the “safe harbor” created by those sections. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “opportunity,” “plans,” “potential,” “predicts,” “should,” or “will,” the negative of these words or words of similar import. These forward-looking statements include, but are not limited to, statements relating to our operating performance, our capital resources and our future growth opportunities. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business, and so are or will be, as applicable, subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those listed in the section entitled “Risk Factors” above. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference that include forward-looking statements.

USE OF PROCEEDS

          We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders.

WHERE YOU CAN GET MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

Public Reference Room
450 Fifth Street, N.W.
Washington, DC 20549

     You may also obtain copies of this information at prescribed rates by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement through the SEC’s “EDGAR” (Electronic Data Gathering, Analysis and Retrieval) System, available on the SEC’s website (http://www.sec.gov).

          The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference is automatically updated and superseded if such information is contained in this prospectus, or information that we later file with the SEC modifies and replaces such information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Annual Report on Form 10-K for the year ended October 31, 2002, filed January 24, 2003, excluding Item 8, Consolidated Financial Statements and Supplementary Data appearing on pages 36 to 76, which have been superseded by the Annual Report on Form 10-K/A filed July 23, 2003;

•	Annual Report on Form 10-K/A for the year ended October 31, 2002, filed July 23, 2002;

•	Quarterly Report on Form 10-Q for the quarter ended January 31, 2003, filed March 17, 2003;

•	Quarterly Report on Form 10-Q for the quarter ended April 30, 2003, filed June 13, 2003;

•	Quarterly Report on Form 10-Q for the quarter ended July 31, 2003, filed September 15, 2003;

•	Current Report on Form 8-K/A, filed November 5, 2002;

•	Current Report on Form 8-K, filed January 31, 2003;

•	Current Report on Form 8-K, filed May 2, 2003;

•	Current Report on Form 8-K, filed September 25, 2003;

•	Current Report on Form 8-K, filed October 3, 2003; and

•	The description of our common stock contained in our registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

URS Corporation
600 Montgomery Street, 25th Floor
San Francisco, CA 94111
(415) 774-2700

          This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus and the Registration Statement. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

SELLING STOCKHOLDERS

          The following table sets forth certain information regarding the beneficial ownership of the common stock, as of October 13, 2003, by each of the selling stockholders. As of October 13, 2003, there were 33,650,837 shares of Common Stock outstanding.

          The information provided in the table below with respect to each selling stockholder has been obtained from that selling stockholder. Except as otherwise disclosed below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us. Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, we cannot estimate the number of shares of common stock that will be beneficially owned by the selling stockholders after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

          Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, provided that all shares subject to options held by the selling stockholders as of the date of this prospectus are shown. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable.

	Number of
	Shares
	Beneficially	Shares Being
Selling Stockholder	Owned (1)	Offered

Martin M. Koffel (2) (3)	1,321,172	1,321,172
Kent P. Ainsworth (2)	435,728	435,728
Thomas W. Bishop (2)	68,182	68,182
Reed N. Brimhall (2)	55,000	55,000
Gary Jandegian (2)	144,431	144,431
Susan B. Kilgannon (2)	24,749	24,749
Joseph Masters (2)	125,401	125,401
George R. Melton (2)(3)	72,865	72,865
David C. Nelson (2)	34,647	34,647
Olga Perkovic (2)	5,000	5,000
Irwin L Rosenstein (2) (3)	185,000	185,000
Mary E. Sullivan (2)	35,000	35,000

(1)	Shares shown in this column include shares of common stock currently owned, shares of common stock issuable pursuant to presently exercisable options and shares of common stock issuable pursuant to options which are exercisable after the date of this prospectus.

(2)	Currently holds a management position with us or one of our subsidiaries.

(3)	Currently a member of our Board of Directors.

PLAN OF DISTRIBUTION

          The shares of common stock may be sold from time to time by the selling stockholders in one or more transactions at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. As used in this prospectus, “selling stockholders” includes donees, pledgees, transferees and other successors in interest selling shares received from a selling stockholder after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale transfer. Upon notification to us by a selling stockholder that a donee, pledgee, transferee or other successor in interest intends to sell more than 500 shares, a supplement to this prospectus will be filed. The selling stockholders may offer their shares of common stock in one or more of the following transactions:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the New York Stock Exchange and the Pacific Exchange;

•	in the over-the-counter market;

•	in private transactions;

•	through options;

•	by pledge to secure debts and other obligations; or

•	a combination of any of the above transactions.

          If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

          The shares of common stock described in this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer shares of common stock to or through underwriters, broker/dealers or agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. Any profits on the resale of shares of common stock and any compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in the sale of shares of common stock described in this prospectus against certain liabilities, including liabilities arising under the Securities Act of 1933.

          Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders may not sell all of the shares they hold. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.

          To comply with the securities laws of certain jurisdictions, the common stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares of common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

          Under the Exchange Act, any person engaged in a distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock for five business days prior to the start of the distribution. In addition, each selling stockholder and any other person participating in a distribution will be subject to the Exchange Act, which may limit the timing of purchases and sales of common stock by the selling stockholders or any such other person. These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.

          All expenses of this registration, estimated at approximately $20,000, will be paid by us. These expenses include the SEC’s filing fees and other fees.

LEGAL MATTERS

          The validity of the issuance of the securities offered hereby will be passed upon by Cooley Godward LLP, San Francisco, California.

EXPERTS

          The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended October 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

           The consolidated financial statements of EG&G Technical Services, Inc. and Subsidiary as of and for the year ended December 28, 2001, included in URS Corporation’s Form 8-K/A filed on November 5, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

           The consolidated financial statements of Lear Siegler Services, Inc. and Subsidiaries as of and for the year ended December 31, 2001, included in URS Corporation’s Form 8-K/A filed on November 5, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

16

We have not authorized any dealer, sales person or other person to give any information or to make any representations other than those contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer of these securities in any state where an offer is not permitted. The information in this prospectus is current as of November 13, 2003. You should not assume that this prospectus is accurate as of any other date.

2,507,175 SHARES

COMMON STOCK

PROSPECTUS

URS CORPORATION

November 13, 2003

PAGE

Prospectus Summary	1
Risk Factors	3
Use of Proceeds	12
Where You Can Find More Information	12
Selling Stockholders	14
Plan of Distribution	15
Legal Matters	16
Experts	16

PART II

Item 3. Incorporation of Documents by Reference

          The following documents are incorporated by reference in this Registration Statement:

(a)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated January 30, 1984, and any further amendment or report filed hereafter for the purpose of updating such description;

(b)	The Registrant’s last Annual Report on Form 10-K for the year ended October 31, 2002, as amended on Form 10K/A, filed July 23, 2003;

(c)	All other reports filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act since October 31, 2002; and

(d)	The Registrant’s Form S-8 No. 333-91053, filed with the Securities and Exchange Commission on November 16, 1999; Form S-8 Nos. 333-48791 and 333-48793, each filed with the Securities & Exchange Commission on March 27, 1998; Form S-8 Nos. 333-24063 and 333-24067, each filed with the Securities & Exchange Commission on March 27, 1997; Form S-8 No. 333-61230, filed with the Securities & Exchange Commission on March 31, 1995, as amended on March 31, 1995; Form S-8 No. 333-41047, filed with the Securities & Exchange Commission on June 7, 1991, as amended on December 23, 1992; and Form S-8 No. 33-42192, filed with the Securities & Exchange Commission on August 13, 1991, are incorporated by reference herein.

          All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be incorporated by reference in this registration statement.

Item 6. Indemnification of Officers and Directors.

          Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

     Our by-laws provide for our indemnification of our directors and officers to the fullest extent permitted by Delaware law and such right to indemnification shall continue as to a person who has ceased to be our director or officer and shall inure to the benefit of his or her heirs, executors and administrators. Our by-laws provide that every person will be indemnified against any and all judgments, fines, expenses including attorneys’ fees, amounts paid in settling or otherwise disposing of threatened, pending or completed actions, suits or proceedings (including an action by or in the right of us, subject to certain conditions), whether by fact that he or she is or was our director or officer or is or was serving at our request as a director or officer of another corporation, subject in all instances to the requirements that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

     We have purchased and maintain insurance to protect persons entitled to indemnification in accordance with our by-laws against liabilities asserted against or incurred by them in their capacity or arising out of their status.

     We have entered into agreements with our directors and certain of our officers, which provide for indemnification. These agreements, among other things, require us to indemnify the director or officer to the fullest extent permitted by Delaware law, including indemnification for attorneys’ fees and all other costs, expenses and obligations paid or incurred by the director or officer in any action or proceeding, including any action by or in the right of the Company, arising out of the person’s services as a director or officer of us or any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise to which the person provides services at our request.

Delaware law permits such indemnification, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 8. Exhibits and Financial Statement Schedules.

Exhibit
Number	Description of Document
4.1(i)	Certificate of Incorporation of URS Corporation, a Delaware corporation, filed as Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended October 31, 1991, and incorporated herein by reference.

4.1(ii)	Bylaws of URS Corporation, a Delaware corporation, as amended, filed as Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended July 31, 1999, and incorporated herein by reference.

4.2(i)	Articles of Incorporation of Aman Environmental Construction, Inc., a California corporation (“Aman”), filed as Exhibit 3.2(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.2(ii)	Bylaws of Aman, filed as Exhibit 3.2(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.3(i)	Articles of Incorporation of Banshee Construction Company, Inc., a California corporation (“Banshee”), filed as Exhibit 3.3(1) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.3(ii)	Bylaws of Banshee, filed as Exhibit 3.3(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.4(i)	Articles of Incorporation of Cleveland Wrecking Company, a California corporation (“CWC”), filed as Exhibit 3.4(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.4(ii)	Bylaws of CWC, filed as Exhibit 3.4(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

Exhibit
Number	Description of Document
4.5(i)	Certificate of Formation of URS Resources, LLC, a Delaware limited liability company (“URS Resources”), filed as Exhibit 3.5(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.5(ii)	Limited Liability Company Agreement for URS Resources, filed as Exhibit 3.5(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.6(i)	Articles of Incorporation of O’Brien-Kreitzberg Inc., a California corporation (“O’Brien-Kreitzberg”), filed as Exhibit 3.6(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.6(ii)	Bylaws of O’Brien-Kreitzberg, filed as Exhibit 3.6(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.7(i)	Certificate of Formation of Radian International LLC, a Delaware limited liability company (“Radian”), filed as Exhibit 3.7(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.7(ii)	Limited Liability Company Agreement for Radian, filed as Exhibit 3.7(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.8(i)	Certificate of Incorporation of Signet Testing Laboratories, Inc. a Delaware corporation (“Signet”), filed as Exhibit 3.8(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.8(ii)	Bylaws of Signet, filed as Exhibit 3.8(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.9(i)	Articles of Incorporation of URS Construction Services, Inc., a Florida corporation (“URS Construction”), filed as Exhibit 3.9(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.9(ii)	Bylaws of URS Construction, filed as Exhibit 3.9(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.10(i)	Certificate of Incorporation of URS Corporation, a Nevada corporation (“URS — Nevada”), filed as Exhibit 3.10(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.10(ii)	Bylaws of URS — Nevada, filed as Exhibit 3.10(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.11(i)	Certificate of Incorporation of URS Corporation Great Lakes, a Michigan corporation (“URS Great Lakes”), filed as Exhibit 3.11(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.11(ii)	Bylaws of URS Great Lakes, filed as Exhibit 3.11(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.12(i)	Certificate of Incorporation of URS Corporation Group Consultants, a New York corporation (“UCGC”), filed as Exhibit 3.12(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.12(ii)	Bylaws of UCGC, filed as Exhibit 3.12(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.13(i)	Certificate of Incorporation of URS Corporation — Maryland, a Maryland corporation (“URS — Maryland”), filed as Exhibit 3.13(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.13(ii)	Bylaws of URS — Maryland, filed as Exhibit 3.13(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.14(i)	Certificate of Incorporation of URS Corporation — Ohio, a Ohio corporation (“URS — Ohio”), filed as Exhibit 3.14(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.14(ii)	Bylaws of URS — Ohio, filed as Exhibit 3.14(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.15(i)	Articles of Incorporation of URS Corporation Southern, a California corporation (“UCS”), filed as Exhibit 3.15(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

Exhibit
Number	Description of Document
4.15(ii)	Bylaws of UCS, filed as Exhibit 3.15(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.16(i)	Certificate of Incorporation of URS Group, Inc., a Delaware corporation (“URS Group”), filed as Exhibit 3.16(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.16(ii)	Bylaws of URS Group, filed as Exhibit 3.16(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.17(i)	Certificate of Incorporation of URS Holdings, Inc., a Delaware corporation (“URS Holdings”), filed as Exhibit 3.17(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.17(ii)	Bylaws of URS Holdings, filed as Exhibit 3.17(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.18(i)	Certificate of Incorporation of URS International, Inc., a Delaware corporation (“URS International”), filed as Exhibit 3.18(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.18(ii)	Bylaws of URS International, filed as Exhibit 3.18(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.19(i)	Certificate of Incorporation of Lear Siegler Services, Inc., a Delaware corporation (“Lear Siegler”), filed as Exhibit 3.19(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.19(ii)	Bylaws of Lear Siegler, filed as Exhibit 3.19(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.20(i)	Certificate of Incorporation of URS Operating Services, Inc., a Delaware corporation (“URS Operating Services”), filed as Exhibit 3.20(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.20(ii)	Bylaws of URS Operating Services, filed as Exhibit 3.20(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.21(i)	Certificate of Incorporation of EG&G Defense Materials, Inc., a Utah corporation (“EG&G Defense Materials”), filed as Exhibit 3.21(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.21(ii)	Bylaws of EG&G Defense Materials, filed as Exhibit 3.21(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.22(i)	Certificate of Incorporation of EG&G Technical Services, Inc., a Delaware corporation (“EG&G Technical Services”), filed as Exhibit 3.22(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.22(ii)	Bylaws of EG&G Technical Services, filed as Exhibit 3.22(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.23	Specimen Common Stock Certificate, filed as an exhibit to our registration statement on Form S-1 or amendments thereto.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Ernst & Young LLP.

23.4	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature page.

99.1	1991 Stock Incentive Plan of URS Corporation, as amended effective December 17, 1996, filed as Appendix A to our definitive proxy statement for the 1997 Annual Meeting of Stockholders, filed with the SEC on February 13, 1997, and incorporated herein by reference.

99.2	Employee Stock Purchase Plan, as amended effective July 14, 2003, filed as Exhibit 10.4 to our Form 10-Q, filed with the SEC on September 15, 2003 and incorporated herein by reference.

99.3	1999 Equity Incentive Plan, filed as Exhibit B to our definitive proxy statement for our Special Meeting of Stockholders, filed with the SEC on September 7, 1999 and incorporated herein by reference.

Item 9. Undertakings.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 14 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act ) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 13th day of November, 2003.

URS CORPORATION

By:	/s/ Kent P. Ainsworth

KENT P. AINSWORTH,
EXECUTIVE VICE PRESIDENT AND CHIEF
FINANCIAL OFFICER

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, each with the power of substitution, his or her attorney-in-fact, to sign any amendments to this Registration Statement (including post-effective amendments), with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin M. Koffel Martin M. Koffel	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	November 13, 2003

/s/ Kent P. Ainsworth Kent P. Ainsworth	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	November 13, 2003

/s/ Richard C. Blum Richard C. Blum	Vice Chairman of the Board and Director	November 13, 2003

/s/ Armen Der Marderosian Armen Der Marderosian	Director	November 13, 2003

Signature	Title	Date

/s/ Mickey P. Foret Mickey P. Foret	Director	November 13, 2003

/s/ Marie L. Knowles Marie L. Knowles	Director	November 13, 2003

/s/ Richard B. Madden Richard B. Madden	Director	November 13, 2003

/s/ George R. Melton George R. Melton	Director	November 13, 2003

/s/ General Joseph W. Ralston General Joseph W. Ralston, USAF (Ret.)	Director	November 13, 2003

/s/ John D. Roach John D. Roach	Director	November 13, 2003

/s/ Irwin L. Rosenstein Irwin L. Rosenstein	Director	November 13, 2003

/s/ William D. Walsh William D. Walsh	Director	November 13, 2003

EXHIBIT INDEX

Exhibit
Number	Description of Document
4.1(i)	Certificate of Incorporation of URS Corporation, a Delaware corporation, filed as Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended October 31, 1991, and incorporated herein by reference.

4.1(ii)	Bylaws of URS Corporation, a Delaware corporation, as amended, filed as Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended July 31, 1999, and incorporated herein by reference.

4.2(i)	Articles of Incorporation of Aman Environmental Construction, Inc., a California corporation (“Aman”), filed as Exhibit 3.2(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.2(ii)	Bylaws of Aman, filed as Exhibit 3.2(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.3(i)	Articles of Incorporation of Banshee Construction Company, Inc., a California corporation (“Banshee”), filed as Exhibit 3.3(1) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.3(ii)	Bylaws of Banshee, filed as Exhibit 3.3(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.4(i)	Articles of Incorporation of Cleveland Wrecking Company, a California corporation (“CWC”), filed as Exhibit 3.4(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.4(ii)	Bylaws of CWC, filed as Exhibit 3.4(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.5(i)	Certificate of Formation of URS Resources, LLC, a Delaware limited liability company (“URS Resources”), filed as Exhibit 3.5(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.5(ii)	Limited Liability Company Agreement for URS Resources, filed as Exhibit 3.5(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.6(i)	Articles of Incorporation of O’Brien-Kreitzberg Inc., a California corporation (“O’Brien-Kreitzberg”), filed as Exhibit 3.6(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.6(ii)	Bylaws of O’Brien-Kreitzberg, filed as Exhibit 3.6(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.7(i)	Certificate of Formation of Radian International LLC, a Delaware limited liability company (“Radian”), filed as Exhibit 3.7(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

Exhibit
Number	Description of Document
4.7(ii)	Limited Liability Company Agreement for Radian, filed as Exhibit 3.7(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.8(i)	Certificate of Incorporation of Signet Testing Laboratories, Inc. a Delaware corporation (“Signet”), filed as Exhibit 3.8(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.8(ii)	Bylaws of Signet, filed as Exhibit 3.8(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.9(i)	Articles of Incorporation of URS Construction Services, Inc., a Florida corporation (“URS Construction”), filed as Exhibit 3.9(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.9(ii)	Bylaws of URS Construction, filed as Exhibit 3.9(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.10(i)	Certificate of Incorporation of URS Corporation, a Nevada corporation (“URS — Nevada”), filed as Exhibit 3.10(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.10(ii)	Bylaws of URS — Nevada, filed as Exhibit 3.10(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.11(i)	Certificate of Incorporation of URS Corporation Great Lakes, a Michigan corporation (“URS Great Lakes”), filed as Exhibit 3.11(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.11(ii)	Bylaws of URS Great Lakes, filed as Exhibit 3.11(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.12(i)	Certificate of Incorporation of URS Corporation Group Consultants, a New York corporation (“UCGC”), filed as Exhibit 3.12(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.12(ii)	Bylaws of UCGC, filed as Exhibit 3.12(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.13(i)	Certificate of Incorporation of URS Corporation — Maryland, a Maryland corporation (“URS — Maryland”), filed as Exhibit 3.13(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.13(ii)	Bylaws of URS — Maryland, filed as Exhibit 3.13(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.14(i)	Certificate of Incorporation of URS Corporation — Ohio, a Ohio corporation (“URS — Ohio”), filed as Exhibit 3.14(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

Exhibit
Number	Description of Document
4.14(ii)	Bylaws of URS — Ohio, filed as Exhibit 3.14(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.15(i)	Articles of Incorporation of URS Corporation Southern, a California corporation (“UCS”), filed as Exhibit 3.15(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.15(ii)	Bylaws of UCS, filed as Exhibit 3.15(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.16(i)	Certificate of Incorporation of URS Group, Inc., a Delaware corporation (“URS Group”), filed as Exhibit 3.16(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.16(ii)	Bylaws of URS Group, filed as Exhibit 3.16(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.17(i)	Certificate of Incorporation of URS Holdings, Inc., a Delaware corporation (“URS Holdings”), filed as Exhibit 3.17(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.17(ii)	Bylaws of URS Holdings, filed as Exhibit 3.17(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.18(i)	Certificate of Incorporation of URS International, Inc., a Delaware corporation (“URS International”), filed as Exhibit 3.18(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.18(ii)	Bylaws of URS International, filed as Exhibit 3.18(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.19(i)	Certificate of Incorporation of Lear Siegler Services, Inc., a Delaware corporation (“Lear Siegler”), filed as Exhibit 3.19(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.19(ii)	Bylaws of Lear Siegler, filed as Exhibit 3.19(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.20(i)	Certificate of Incorporation of URS Operating Services, Inc., a Delaware corporation (“URS Operating Services”), filed as Exhibit 3.20(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.20(ii)	Bylaws of URS Operating Services, filed as Exhibit 3.20(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.21(i)	Certificate of Incorporation of EG&G Defense Materials, Inc., a Utah corporation (“EG&G Defense Materials”), filed as Exhibit 3.21(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.21(ii)	Bylaws of EG&G Defense Materials, filed as Exhibit 3.21(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

Exhibit
Number	Description of Document
4.22(i)	Certificate of Incorporation of EG&G Technical Services, Inc., a Delaware corporation (“EG&G Technical Services”), filed as Exhibit 3.22(i) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.22(ii)	Bylaws of EG&G Technical Services, filed as Exhibit 3.22(ii) to our Registration Statement on Form S-4/A (Commission File No. 333-101330), dated March 5, 2003, and incorporated herein by reference.

4.23	Specimen Common Stock Certificate, filed as an exhibit to our registration statement on Form S-1 or amendments thereto.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Ernst & Young LLP.

23.4	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1).

24.2	Power of Attorney. Reference is made to the signature page.

99.1	1991 Stock Incentive Plan of URS Corporation, as amended effective December 17, 1996, filed as Appendix A to our definitive proxy statement for the 1997 Annual Meeting of Stockholders, filed with the SEC on February 13, 1997, and incorporated herein by reference.

99.2	Employee Stock Purchase Plan, as amended effective July 14, 2003, filed as Exhibit 10.4 to our Form 10-Q, filed with the SEC on September 15, 2003 and incorporated herein by reference.

99.3	1999 Equity Incentive Plan, filed as Exhibit B to our definitive proxy statement for our Special Meeting of Stockholders, filed with the SEC on September 7, 1999 and incorporated herein by reference.